                                1900 Pike Road

                            Longmont, Colorado 80501
                                 (303) 682-3800
 (Name, address, including zip code, and telephone number, including area code, of agent for service) As filed with the Securities and Exchange Commission on
                                 March 29, 2002

                                                      REGISTRATION NO. 333-65014
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                            EarthWatch Incorporated
             (Exact name of registrant as specified in its charter)

          Delaware                            3663                      31-1420852
(State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)   Identification Number)

                            EarthWatch Incorporated
                                 1900 Pike Road
                            Longmont, Colorado 80501
                                 (303) 682-3800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Herbert F. Satterlee III
                     President and Chief Executive Officer
                            EarthWatch Incorporated

                                    Copy to:
                            Albert G. McGrath, Esq.
                                Baker & McKenzie
                           2300 Trammell Crow Center
                                2001 Ross Avenue
                              Dallas, Texas 75201
                                 (214) 978-3000

                             --------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

  If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================


                                EXPLANATORY NOTE

  The prospectus included in this Registration Statement also relates to the registrant's Registration Statement No. 333-39202 pursuant to Rule 429 under the Securities Act.

   This Post-Effective Amendment 2 is being filed to change the dates on the signature page from March 29, 2001 to March 29, 2002 to reflect the correct date of the signatures.

PROSPECTUS

                            EarthWatch Incorporated
                       13% SENIOR DISCOUNT NOTES DUE 2007

     This prospectus relates to the offering for resale from time to time by the selling holders described in this prospectus of 13% Senior Discount Notes due 2007 of EarthWatch Incorporated doing business as DigitalGlobe("DigitalGlobe"). There are $71.65 million in aggregate principal amount at maturity of notes outstanding. The notes were issued on August 11, 2000, and were registered under the Securities Act. They were issued in exchange for notes with substantially similar terms to these notes that had not been registered.

     The notes rank equally in right of payment with all of our existing and future unsubordinated and unsecured indebtedness.

                             --------------------

 INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                             --------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             --------------------

     Morgan Stanley & Co. Incorporated and Morgan Stanley DW Inc. (collectively, "Morgan Stanley Dean Witter") will use this prospectus in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley Dean Witter may act as principal or agent in the transactions. DigitalGlobe will receive no portion of the proceeds of the sales of the notes and will bear the expenses incident to the registration of the notes. If Morgan Stanley Dean Witter conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales of the notes because of the equity ownership of DigitalGlobe by affiliates of Morgan Stanley Dean Witter. For so long as a market-making prospectus is required to be delivered, the ability of Morgan Stanley Dean Witter to make a market in the notes may be dependent, in part, on the ability of DigitalGlobe to maintain a current market-making prospectus.

     In addition, other selling holders named in this prospectus, directly or through agents, dealers, or underwriters to be designated from time to time, will use this prospectus in connection with offers and sales of notes that they hold. DigitalGlobe will receive no portion of the proceeds of the sales of the notes and will bear the expenses incident to the registration of the notes.

                 THE DATE OF THIS PROSPECTUS IS APRIL 8, 2002.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, we have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado on March 29, 2002.

                                 EARTHWATCH INCORPORATED

                                 By:  /s/ Herbert F. Satterlee III
                                     ----------------------------------
                                           Herbert F. Satterlee III
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                    Signature                          Title                                   Date
                    ---------                          -----                                   ----
 /s/ Herbert F. Satterlee III           President and Chief Executive Officer,            March 29, 2002
------------------------------------              Director, Chairman
Herbert F. Satterlee III                     (Principal Executive Officer)

/s/ Henry E. Dubois                            Chief Operating Officer,                   March 29, 2002
------------------------------------           Chief Financial Officer,
Henry E. Dubois                                Executive Vice President
                                               (Principal Financial and
                                                  Accounting Officer)

*                                              Chief Technical Officer,                   March 29, 2002
------------------------------------      Executive Vice President, Director
Walter S. Scott

*                                                      Director                           March 29, 2002
------------------------------------
Paul M. Albert, Jr.

*                                                      Director                           March 29, 2002
------------------------------------
Henry J. Driesse

*                                                      Director                           March 29, 2002
------------------------------------
Donald E. Foley

*                                                      Director                           March 29, 2002
------------------------------------
Anne Karalekas

*                                                      Director                           March 29, 2002
------------------------------------
Takatoshi Kodaira

*                                                      Director                           March 29, 2002
------------------------------------
Michael J. Petrick

*                                                      Director                           March 29, 2002
------------------------------------
Donald W. Vanlandingham

*      By:    /s/ Henry E. Dubois
             --------------------
             Henry E. Dubois
             Attorney-in-fact